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                                                                      EXHIBIT 12

RATIO OF EARNINGS TO FIXED CHARGES COMPUTATION
(in thousands except ratio of earnings to fixed charges)

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                                                                  NINE MONTHS ENDED
                                                                 SEPTEMBER 30, 2004
                                                                 ------------------
                                                                     (RESTATED)
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EARNINGS:

Income from continuing operations before income taxes
          and minority interest..................................    $    54,645

Portion of rents representative of interest expense..............          4,454
Interest on indebtedness, including amortization of
          deferred loan costs....................................         90,135
Amortization of capitalized interest.............................          2,796
Minority interest in pre-tax income of subsidiaries that
          have not incurred fixed charges........................         (2,516)
                                                                     -----------
                    Earnings, as adjusted........................    $   149,514
                                                                     -----------
FIXED CHARGES:

Portion of rents representative of the
          interest factor........................................    $     4,454
Interest on indebtedness, including
          amortization of deferred loan costs....................         90,135
Capitalized interest.............................................            900
                                                                     -----------
                    Total fixed charges..........................    $    95,489
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                    RATIO OF EARNINGS TO FIXED CHARGES...........            1.6x
                                                                     ===========
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